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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated July 21, 2000, relating to the financial statements and financial highlights which appears in the May 31, 2000 Annual Report to Shareholders of The Emerging Markets Income Fund II Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, NY
September 13, 2000